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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2021 (May 27, 2021)
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Realogy Holdings Corp.	Common Stock, par value $0.01 per share	RLGY	New York Stock Exchange
Realogy Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 8.01.	Other Events.
On May 27, 2021, Realogy Holdings Corp., a Delaware corporation (the “Company”), Realogy Group LLC, a Delaware limited liability company and the Company’s indirect, wholly-owned subsidiary (“Realogy Group”), Realogy Co-Issuer Corp., a Florida corporation and the Company’s indirect, wholly-owned subsidiary (the “Co-Issuer” and, together with Realogy Group, the “Issuers”), and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named in Schedule A thereto, relating to the sale by the Issuers of $350 million aggregate principal amount of the Issuers’ 0.25% senior exchangeable notes due 2026 at an issue price of 100% (the “Notes”). The size of the offering has been upsized from $300 million to $350 million. Realogy Group also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $52.5 million aggregate principal amount of the Notes.
The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
The Notes will be guaranteed on a senior unsecured basis by each of Realogy Group’s domestic subsidiaries (other than the Co-issuer) that is a guarantor under its senior secured credit facilities and certain of its outstanding existing senior notes. The Notes will also be guaranteed by the Company on a subordinated unsecured basis. The Notes will be effectively subordinated to all of Realogy Group’s existing and future senior secured debt, including its senior secured credit facilities, to the extent of the value of the assets securing such debt, and pari passu to all of Realogy Group’s existing and future senior debt, including its outstanding existing senior notes. The issuance and sale of the Notes are scheduled to settle on June 2, 2021.
In connection with the pricing of the Notes, Realogy Group entered into exchangeable note hedge transactions with one or more of the initial purchasers or affiliates thereof and/or other financial institutions (the “Option Counterparties”). The exchangeable note hedge transactions covered, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes. Concurrently with Realogy Group’s entering into the exchangeable note hedge transactions, the Company entered into warrant transactions with the Option Counterparties whereby the Company sold to the Option Counterparties warrants to purchase, subject to customary adjustments, up to the same number of shares of the Company’s common stock. The initial strike price of the warrant transactions will be $30.6075 per share, which represents a 75% premium to the last reported sale price of the Company’s common stock on May 27, 2021 on The New York Stock Exchange.
The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the guarantors. In addition, the Issuers and the guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities.
Realogy Group intends to use a portion of the net proceeds from this offering to pay the cost of the exchangeable note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the warrants pursuant to the warrant transactions). Realogy Group expects to use the remaining net proceeds for its working capital and other general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, Realogy Group and the Company expect to enter into additional exchangeable note hedge transactions and additional warrant transactions, respectively, with the option counterparties.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
99.1	Press Release issued May 27, 2021.
99.2	Press Release issued May 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President and Chief Financial Officer and Treasurer
Date: May 27, 2021

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President and Chief Financial Officer and Treasurer
Date: May 27, 2021

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued May 27, 2021.
99.2	Press Release issued May 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).